Exhibit (m) (ii) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K


                                    EXHIBIT A
                                     to the
                                Distribution Plan

                             FEDERATED INDEX TRUST:

                          Federated Max-Cap Index Fund
                          Federated Mini-Cap Index Fund

                                 Class C Shares

     This Distribution Plan is adopted as of the 12th day of February, 2004, by Federated Index Trust with respect to the Class C Shares of the portfolios of the Trust set forth above.

     As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.75 of 1% of the average aggregate net asset value of the Class C Shares of Federated Index Trust held during the month.

     Witness the due execution hereof this 1st day of March, 2004.



                                    FEDERATED INDEX TRUST


                                    By:  /s/ J. Christopher Donahue
                                       --------------------------------
                                    Name:  J. Christopher Donahue
                                    Title:  President

                                  EXHIBIT B
                                    to the
                              Distribution Plan

                            FEDERATED INDEX TRUST:

                         Federated Max-Cap Index Fund

                                Class K Shares

         This Distribution Plan is adopted as of the 12th day of February, 2004, by Federated Index Trust with respect to the Class K Shares of the portfolio of the Trust set forth above.

         As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.50 of 1% of the average aggregate net asset value of the Class K Shares of Federated Index Trust held during the month.

         Witness the due execution hereof this 1st day of March, 2004.



                                    FEDERATED INDEX TRUST


                                    By:  /s/ J. Christopher Donahue
                                       --------------------------------
                                    Name:  J. Christopher Donahue
                                    Title:  President

                                  EXHIBIT C
                                    to the
                              Distribution Plan

                            FEDERATED INDEX TRUST:

                         Federated Max-Cap Index Fund

                         Institutional Service Shares

         This Distribution Plan is adopted as of the 12th day of February, 2004, by Federated Index Trust with respect to the Institutional Service Shares of the portfolio of the Trust set forth above.

         As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.30 of 1% of the average aggregate net asset value of the Institutional Service Shares of Federated Index Trust held during the month.

         Witness the due execution hereof this 1st day of March, 2004.



                                    FEDERATED INDEX TRUST


                                    By:  /s/ J. Christopher Donahue
                                       --------------------------------
                                    Name:  J. Christopher Donahue
                                    Title:  President